SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                             AMENDED FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): August 26,
1997

                                OILEX, INC.
          (Exact name of registrant as specified in its charter)

                     Commission File Number:  0-28686




     Nevada                                     33-01944489

(State or other jurisdiction                   (IRS Employer
of incorporation or organization)             identification No.)

                    3050 Post Oak Boulevard, Suite 1760
                           Houston, Texas 77056

                 (Address of principal executive offices)


                              (713) 629-5998

                       Registrant's telephone number

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Item 4.  Change in Registrant's Certifying Accountants

Pursuant to a letter dated August 26, 1997, Oilex, Inc. (the "Registrant") informed Simonton, Kutac & Barnidge, L.L.P. that it would no longer engage Simonton, Kutac & Barnidge, L.L.P. as the independent auditors to audit the Registrant's financial statements. The Board of Directors unanimously approved the engagement of Merdinger, Fruchter, Rosen & Corso, P.C. as the Registrant's independent auditors.

No disagreements between the Registrant and Simonton, Kutac & Barnidge, L.L.P. regarding any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure occurred in connection with the audit of the financial statements for the years ending December 31, 1995 and 1996 nor during the interim period from January 1, 1997 to August 26, 1997, nor did the accountant's report on the financial statements for either of the past two fiscal years contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The report of Simonton, Kutac & Barnidge's, L.L.P. financial statements for the year ending December 31, 1996 was unqualified.

Filed herewith as an Exhibit is a letter of Simonton, Kutac &
Barnidge, L.L.P. addressed to the Commission stating agreement with the Registrant's response to this item 4.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibit is filed with this report: Letter from Simonton, Kutac & Barnidge, L.L.P. to the Commission dated
September 2, 1997.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 22, 1997

OILEX, INC.


/s/ Oliver Timmins, III
Oliver Timmins III
President


PAGE

                              Exhibit to 8-K


SIMONTON, KUTAC & BARNIDGE, LLP
Certified Public Accountants/Consultants to Business

909 Fannin, Suite 2050, Houston, Texas 77010-1007
Telephone:  713/658-9755   Facsimile: 713/658-0298
Email: skb@skb-cpas.com  Website:  www.skb-cpas.com

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

     We have read Item 4 of the Form 8-K dated August 29, 1997, of Oilex, Inc., and are in agreement with the statements concerning our firm contained in the Item 4 therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.


/s/ Simonton, Kutac & Barnidge, LLP
Simonton, Kutac & Barnidge, LLP